                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   FORM 8-K-A


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                Date of Report (Date of Earliest Event Reported)
                                 June 25, 1996

                               EQUITY INNS, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


         Tennessee                34-0-23290                62-1550848
         -----------------        ------------------        -----------------
         State or Other           Commission File           IRS Employer
         Jurisdiction of          Number                    Identification
         Incorporation                                      Number


              4735 Spottswood, Suite 102, Memphis, TN  38117
-------------------------------------------------------------------------------
             (Address of Principal Executive Offices)   (Zip Code)

(Registrant's Telephone Number, Including Area Code) (901) 761-9651


                                     N/A
-------------------------------------------------------------------------------
             (Former Name or Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On June 25, 1996, Equity Inns Partnership, L.P. (the "Partnership"), of which a wholly-owned subsidiary of Equity Inns, Inc. (the "Company") serves as the sole general partner and owns an approximately 97.0% partnership interest, completed the acquisition of a 80-room Residence Inn hotel in Madison, Wisconsin from Midwest Lodging Partners XIII.

         On June 28, 1996, the Partnership completed the acquisition of a 160-room Holiday Inn hotel in Winston-Salem, North Carolina from W-S, Inc. W-S, Inc. is jointly owned by Mr. Phillip H. McNeill, Sr. (McNeill) and his son, Mr. Phillip H. McNeill, Jr. McNeill is the chairman of the board and chief executive officer of the Company.

         On July 16, 1996, the Partnership completed the acquisition of a 126-room Hampton Inn hotel in Scottsdale, Arizona from Scottsdale Hotel Development, LLC.

         On July 22, 1996, the Partnership completed the acquisition of a 167-room Hampton Inn hotel in Chattanooga, Tennessee from Amin Brothers Partnership.

         The purchase prices of these hotels were as follows:

         Madison, WI              $ 3,935,000
         Winston-Salem, NC          5,100,000
         Scottsdale, AZ             9,485,000
         Chattanooga, TN            9,000,000
                                   ----------

                                  $27,520,000
                                   ==========

         The purchase prices were paid through borrowings under the Company's line of credit provided by a group of banks led by Smith Barney Mortgage Capital Group, Inc., New York, New York.

         Although the above transactions did not constitute acquisitions of a significant amount, when considered in the aggregate, with the Partnership's previous 1996 acquisitions of (i) a 118-room Hampton Inn hotel in Knoxville (Alcoa), Tennessee (acquired on February 21, 1996) from Robert M. Sterchi, Inc. for $4.7 million, (ii) a 116-room Hampton Inn hotel in Glen Burnie, Maryland (acquired on March 14, 1996) from Rent Hotel Maryland, LLC for $5.3 million, and (iii) a 125-room Hampton Inn hotel in Detroit (Northville), Michigan and a 132-room Homewood Suites hotel in Hartford (Windsor Locks), Connecticut (both acquired on May 31, 1996) from Promus Hotels, Inc. for an aggregate amount of $18.9 million, such acquisitions would exceed the threshold for reporting acquisitions of a "significant amount of assets" under Rule 3-05 of Regulation S-X.

         All eight properties are leased by the Partnership to Trust Leasing, Inc. (the Lessee), formerly known as McNeill Hotel Co., Inc., the lessee of the Partnership's other hotel properties, pursuant to percentage leases which provide for rent based, in part, on the room revenues from the hotels.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS

(a)      Financial Statements of Properties Acquired

         The following financial statements of hotel acquisitions represent a substantial majority of the aggregate "insignificant acquisitions" completed in 1996:

         (1) Combined financial statements of the Hampton Inn, Detroit MI, the Homewood Suites, Hartford, CT, the Hampton Inn, Chattanooga, TN, and the Holiday Inn, Winston-Salem, NC (collectively the "PCW Hotels") as of December 31, 1995 and for the year then ended (audited) and the six months ended June 30, 1995 and 1996 (unaudited) are presented, as prescribed by Rule 3-01 and Rule 3-02 are included as an exhibit to this Form 8-K-A.

(b)      Pro Forma Financial Information

         The pro forma statements of operations of the Company and the Lessee for the year ended December 31, 1995 and the six months ended June 30, 1996 are presented as if the acquisition of all Hotels, the consummation of the Company's Follow-On Offerings (consummated in July 1995 and April 1996) and the application of the net proceeds therefrom (for hotel acquisitions and debt reduction) had occurred as of January 1, 1995 and all of the Hotels had been leased to the Lessee pursuant to the Percentage Leases.

         The pro forma condensed consolidated balance sheet of the Company is presented as if the acquisitions of the PCW Hotels and related transactions had occurred on June 30, 1996.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                 EXHIBITS, Continued

(b)      Pro Forma Financial Information, continued

         The pro forma consolidated statements of operations and pro forma condensed consolidated balance sheet for the periods presented are not necessarily indicative of what actual results of operations and actual financial position of the Company or the Lessee would have been assuming such transactions had been completed on the dates above, nor does it purport to represent the results of operations or financial position for future periods.

         As of the date of this filing, the Company owned 45 hotels and a 97.0% interest in the Partnership.

(c)      Exhibits

         See Exhibits Index

                                 SIGNATURES


                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  EQUITY INNS, INC.

                                  BY:      /s/ Howard A. Silver
                                           ----------------------------
                                           Howard A. Silver
                                           Chief Financial Officer





Date:   October 1, 1996

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
Equity Inns, Inc.


         We have audited the accompanying combined balance sheet of the PCW Hotels (as described in Note 1) as of December 31, 1995 and the related combined statements of revenues over expenses, equity, and cash flows for the year then ended. These financial statements are the responsibility of the management of the PCW Hotels. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the financial statements and are not intended to be a complete presentation of the PCW Hotels.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the PCW Hotels as of December 31, 1995 and the combined results of their operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                                  /s/ Coopers & Lybrand L.L.P.



Memphis, Tennessee
August 23, 1996

                                   PCW HOTELS

                            COMBINED BALANCE SHEETS

                                                                              December 31,         June 30,
                                                                                  1995               1996
                                                                              ------------       -------------
                                                                                                  (Unaudited)
                ASSETS:
Investments in hotel properties, at cost:
  Land                                                                        $ 4,556,334         $   789,168
  Building and improvements                                                    18,696,043           4,068,935
  Furniture and equipment                                                       4,906,574             867,155
    Less accumulated depreciation                                              (6,179,205)         (1,280,367)
                                                                               ----------          ----------

Net investment in hotel properties                                             21,979,746           4,444,891

Cash and cash equivalents                                                         232,610
Cash held in escrow (Note 3)                                                       14,300
Accounts receivable, net                                                          163,737              44,792
Inventories                                                                        66,837
Deferred expenses, net                                                            103,625             139,477
Prepaid expenses                                                                    7,972
                                                                               ----------          ----------

      Total assets                                                            $22,568,827         $ 4,629,160
                                                                               ==========          ==========

      LIABILITIES AND EQUITY (DEFICIT):

Debt                                                                          $ 8,360,106         $ 5,216,899
Bank overdrafts                                                                                        49,111
Accounts payable, trade, accrued expenses
  and other liabilities                                                           803,121             143,240
                                                                               ----------          ----------

      Total liabilities                                                         9,163,227           5,409,250
                                                                               ----------          ----------

Commitments and contingencies (Note 5)

Equity (deficit)                                                               13,405,600            (780,090)
                                                                               ----------          ----------

      Total liabilities and equity                                            $22,568,827         $ 4,629,160
                                                                               ==========          ==========





                    The accompanying notes are an integral
                 part of these combined financial statements.

                                   PCW HOTELS

                 COMBINED STATEMENTS OF REVENUES OVER EXPENSES





                                                        Year Ended                       Six Months Ended
                                                     December 31, 1995                        June 30,
                                                     -----------------               -------------------------

                                                                                   1995                1996
                                                                                   ----                ----
                                                                               (unaudited)         (unaudited)
Revenue
  Room revenue                                           $ 9,230,146           $4,471,494         $ 4,277,842
  Food and beverage revenue                                  431,656              200,841             232,181
  Other revenue                                              506,933              246,839             200,212
  Gain on sale of hotel properties (Note 8)                                                         9,786,795
                                                          ----------            ---------          ----------

      Total revenue                                       10,168,735            4,919,174          14,497,030
                                                          ----------            ---------          ----------

Expenses
  Property operating costs
    and expenses                                           2,386,958            1,145,540           1,201,572
  Food and beverage                                          332,672              162,311             166,640
  General and administrative                                 907,481              522,140             445,717
  Franchise costs                                            488,725              236,552             233,281
  Advertising and promotion                                  349,181              186,760             177,477
  Utilities                                                  555,620              257,122             266,350
  Repairs and maintenance                                    487,657              252,618             316,530
  Real estate and personal
    property taxes,
    insurance and other                                      569,072              247,856             228,361
  Interest                                                   738,735              349,720             432,595
  Depreciation and amortization                            1,157,231              583,929             530,716
                                                          ----------            ---------          ----------

      Total expenses                                       7,973,332            3,944,548           3,999,239
                                                          ----------            ---------          ----------

Revenues over expenses                                   $ 2,195,403           $  974,626         $10,497,791
                                                          ==========            =========          ==========





                     The accompanying notes are an integral
                  part of these combined financial statements.

                                   PCW HOTELS

                    COMBINED STATEMENTS OF EQUITY (DEFICIT)


Balance, December 31, 1994                                                                       $ 14,656,712
  Revenues over expenses                                                                            2,195,403
  Capital contribution                                                                                105,033
  Distributions                                                                                    (3,551,548)
                                                                                                  -----------

Balance, December 31, 1995                                                                         13,405,600
  Revenues over expenses (unaudited)                                                               10,497,791
  Distributions (Note 8) (unaudited)                                                              (24,683,481)
                                                                                                  -----------

Balance, June 30, 1996 (unaudited)                                                               $   (780,090)
                                                                                                  ===========





                     The accompanying notes are an integral
                  part of these combined financial statements.

                                   PCW HOTELS

                       COMBINED STATEMENTS OF CASH FLOWS




                                                        Year Ended                         Six Months Ended
                                                     December 31, 1995                          June 30,
                                                     -----------------                 -----------------------

                                                                                   1995                1996
                                                                                   ----                ----
                                                                               (unaudited)         (unaudited)
Cash flows from operating activities:
  Revenues over expenses                                 $ 2,195,403          $   974,626     $    10,497,791
  Adjustments to reconcile revenues over
    expenses to net cash provided by operating
    activities:
      Gain on sale of hotel properties                                                             (9,786,795)
      Depreciation and amortization                        1,157,231              583,929             530,716
      Changes in assets and liabilities:
        Cash held in escrow                                   (2,003)             (31,260)            (26,050)
        Accounts receivable                                   13,836              (95,749)            (93,101)
        Inventories, prepaid expenses
          and deferred expenses                                3,300                8,585               3,481
        Accounts payable, trade,
          accrued expenses and other
          liabilities                                        254,492               81,404            (161,549)
                                                          ----------           ----------         -----------

          Net cash flows provided by
            operating activities                           3,622,259            1,521,535             964,493
                                                          ----------           ----------         -----------

Cash flows from investing activities:
  Sale of hotel properties                                                                         24,000,000
  Acquisition and improvements in
    hotel properties                                        (922,683)            (218,161)         (1,816,139)
                                                          ----------           ----------         -----------

          Net cash flows used in
            investing activities                            (922,683)            (218,161)         22,183,861
                                                          ----------           ----------         -----------

Cash flows from financing activities:
  Borrowings of long-term debt                             3,325,311            2,652,871           5,244,480
  Repayments of long-term debt                            (2,358,142)          (2,304,373)         (3,822,644)
  Cash paid for loan costs                                   (31,789)             (31,741)            (77,509)
  Increase in bank overdrafts                                                                          78,646
  Capital contributions                                      105,033                                  121,561
  Distributions paid                                      (3,592,040)          (1,569,356)        (24,805,042)
  Cash withdrawn at sale                                                                             (120,456)
                                                          ----------           ----------         -----------

          Net cash flows provided by
            (used in) financing activities                (2,551,627)          (1,252,599)        (23,380,964)
                                                          ----------           ----------         -----------

Net increase (decrease) in cash and cash
  equivalents                                                147,949               50,775            (232,610)

Cash and cash equivalents at
  beginning of periods                                        84,661               84,661             232,610
                                                          ----------           ----------         -----------

Cash and cash equivalents at
  end of periods                                         $   232,610          $   135,436        $
                                                          ==========           ==========         ===========


Supplemental disclosures of cash flow
  information:
    Cash paid during the year for
      interest                                           $   713,034          $   347,483        $    456,348
                                                          ==========           ==========         ===========





                     The accompanying notes are an integral
                  part of these combined financial statements.

                                   PCW HOTELS

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                   _________


1.     Organization and Basis of Presentation

       The accompanying combined financial statements of the Hampton Inn in Detroit, MI, the Homewood Suites in Hartford, CT, the Hampton Inn in Chattanooga, TN and the Holiday Inn in Winston-Salem, NC (collectively the "PCW Hotels") have been presented on a combined basis because the entities were each the subject of a business combination effected May 31, 1996 (Detroit, MI and Hartford, CT), June 28, 1996 (Winston-Salem,
       NC) and July 22, 1996 (Chattanooga, TN) with Equity Inns, Inc., a Tennessee corporation established to acquire equity interests in existing hotel properties. Equity Inns, Inc. purchased the Detroit, MI and Hartford, CT hotels for approximately $18.9 million, the Winston-Salem, NC hotel for approximately $5.1 million, and the Chattanooga, TN hotel for approximately $9.0 million. The acquisitions only included the investment in hotel properties and did not extend to any other assets or liabilities.

       Two hotels were owned by an entity that conducts business as a taxable corporation. The remaining hotels were owned by Subchapter S corporations for income tax purposes; therefore, income or loss was taxed to the shareholders in their individual income tax returns. These financial statements have been prepared to show the operations and financial position of the PCW Hotels, substantially all of whose assets and operations were acquired by the Equity Inns, Inc. Equity Inns, Inc. has qualified as a REIT and does not pay any federal income taxes; therefore, the financial statements related to such hotels and included in these combined financial statements have been presented on a pretax basis.

       The accompanying unaudited interim combined financial statements reflect, in the opinion of management, all adjustments necessary for a fair presentation of the interim combined financial statements. All such adjustments are of a normal and recurring nature.

2.     Summary of Significant Accounting Policies

       Cash and Cash Equivalents

       All highly liquid investments with maturity of three months or less when purchased are considered to be cash equivalents.

       Inventories

       Inventories, consisting predominantly of linens and foods and beverages, are stated at the lower of cost (generally, first-in, first-out) or market.

                                   PCW HOTELS

                                   _________


2.     Summary of Significant Accounting Policies, continued

       Investments in Hotel Properties

       The hotel properties are stated at cost. Depreciation is computed using the straight-line method based upon the following estimated useful lives:

                                                        Years
                                                        -----
               Buildings                                31-40
               Land improvements                        15-20
               Furniture and equipment                  5 - 7

       The respective owners of the PCW Hotels review the carrying value of each property to determine if circumstances exist indicating an impairment in the carrying value of the investment of the hotel property or that depreciation periods should be modified. If facts or circumstances support the possibility of impairment, the respective owners of the PCW Hotels will prepare a projection of the undiscounted future cash flows, without interest charges, of the specific hotel property and determine if the investment in hotel property is recoverable based on the undiscounted future cash flows. The respective owners of the PCW Hotels do not believe that there are any factors or circumstances indicating impairment of any of its investment in hotel properties.

       Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. Upon the sale or disposition of a fixed asset, the asset and related accumulated depreciation are removed from the accounts, and the gain or loss is included in operations.

       Deferred Expenses

       Deferred expenses primarily consist of franchise fees and deferred loan costs. Amortization is computed using the straight-line method based upon the terms of the franchise and loan agreements which range from 10 years to 20 years.

       Accumulated amortization is $44,164 at December 31, 1995.

       Revenue Recognition

       Revenue is recognized as earned. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable which is estimated to be uncollectible.

                                   PCW HOTELS

                                   _________


2.     Summary of Significant Accounting Policies, continued

       Fair Value of Financial Instruments

       The carrying amount of cash and cash equivalents approximates fair value because of the short maturity of these investments. The carrying amount of long-term debt approximates its fair value which is estimated based on discounted cash flows required under such debt.

       Use of Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.     Debt

       At December 31, 1995, debt consists of the following:


                                                             Amount
                                                             ------
       Mortgage notes payable                               $8,160,106
       Line of credit                                          200,000
                                                             ---------

                                                            $8,360,106
                                                             =========

       Mortgage notes payable consist of two fixed interest rate loans and one variable interest rate loan. One fixed rate loan bears interest at 8% and is due in monthly payments of principal and interest of $7,654 through November 2006. The other fixed rate loan is a construction loan with a capacity of $3,800,000 and bears interest at 8.875%. The construction loan is due in payments of interest only until January 1996 and then in monthly payments of principal and interest of $43,235 through April 2005. The balances of these loans were $667,173 and $3,125,311, respectively, at December 31, 1995.

                                   PCW HOTELS

                                   _________


3.     Debt, continued

       The variable rate loan bears interest at the bank's prime rate plus 1.5% (10.25% at December 31, 1995) and is due in varying monthly payments of principal and interest with a final balloon payment due in January 1997. The balance of this loan was $4,367,622 at December 31, 1995. Additionally, the Hotel is required to make escrow deposits for property taxes. The amount held in escrow was $14,300 at December 31, 1995.

       Total borrowings available under the line of credit are $300,000 of which $200,000 was outstanding at December 31, 1995. The line bears interest at the bank's prime rate plus 1% (9.5% at December 31, 1995) and is due in monthly payments of interest only with principal due at the expiration of the line in April 1996.

       All debt is collateralized by the investments in hotel properties in addition to personal guarantees from the owners.

       Aggregate annual principal payments for the PCW Hotels' debt at December 31, 1995 are as follows:

               Year                                  Amount
               ----                                  ------
               1996                               $  526,831
               1997                                4,601,909
               1998                                  329,402
               1999                                  359,412
               2000                                  392,161
               Thereafter                          2,150,391
                                                   ---------
                                                  $8,360,106
                                                   =========

       The construction loan discussed above contains a provision which allows the lenders to call for repayment in full without premium or penalty after April 2000. No adjustment has been made for this provision to the maturities in the table above as the loan was refinanced in 1996, as discussed in Note 7.

5.     Commitments and Contingencies

       Franchise costs represent the annual expense for franchise royalties, reservation and advertising services under the terms of hotel franchise agreements expiring at various dates through April 2008. Fees are computed based upon a percentage of gross room revenue ranging in aggregate from 7% to 8% for two of the PCW Hotels. The other two are owned by the franchisor, and thus fees are only paid for reservation and advertising services, computed as 4% of gross room revenue. The hotels will continue to be operated under the existing franchise agreements with the same franchisors.

                                   PCW HOTELS

                                   _________



5.     Commitments and Contingencies, continued

       One of the hotels participates in a self-insurance arrangement maintained by the management company discussed in Note 6 for employee health and workers' compensation claims. Stop loss insurance policies are maintained to limit the per occurrence and aggregate liability in any given year. Actual claims and premiums on stop loss insurance are paid through a combination of employer and employee contributions. Included in insurance expense is $25,601 related to this arrangement.

6.     Related Party Transactions

       As discussed in Note 1, the Winston-Salem, NC hotel was sold to Equity Inns, Inc. for approximately $5.1 million. The hotel was owned by a Subchapter S corporation that Mr. Phillip H. McNeill, Sr. (McNeill) owned jointly with his son, Mr. Phillip H. McNeill, Jr. McNeill is chairman of the board and chief executive officer of Equity Inns, Inc. Additionally, McNeill owns 100% of Trust Leasing, Inc. which was formed to operate and lease hotels owned by Equity Inns, Inc. pursuant to separate percentage lease agreements.

       One of the hotels is operated under a management agreement with a hotel management company owned by the majority owner of the hotel. The management agreement provides for a management fee of five percent of gross revenues and expires on December 1996. Management fee expense under this agreement was $117,507 for the year ended December 31, 1995, of which $6,772 is included in accrued expenses at December 31, 1995. Additionally, the hotel reimburses the management company for direct labor and the related insurance expense discussed above, and is also charged $600 per month for accounting fees.

       The management company discussed above maintains a cash management account in which excess funds of one of the PCW Hotels and other properties under its management are invested. Investments in the cash management account are invested in overnight repurchase agreements. At December 31, 1995, one of the PCW Hotels had invested $136,186 in the cash management account.

       Two of the hotels are owned and operated by the owner of the franchises under which they operate. Included in franchise fees for the year ended December 31, 1995 is $170,944 paid to the franchisor for use of the marketing and reservation systems.

                                   PCW HOTELS

                                   _________


6.     Related Party Transactions, continued

       One of the fixed interest loans (discussed in Note 3) was utilized to purchase the land for the hotel as well as an additional parcel used in the operations of another partnership owned by the owners of the hotel. The mortgage note is collateralized by both parcels of land. As the additional parcel of land is not used in the operations of the hotel and is held in a separate partnership, it is not included in the financial statements of the PCW hotels at December 31, 1995. The additional debt assumed related to the additional parcel of land was reflected as an equity distribution at the date of the transaction.

7.     Subsequent Event

       During 1995, one of the hotels began construction of an additional 42 guest rooms. This construction was completed and these rooms were placed into service in June 1996.

       The two fixed rate loans discussed in Note 3 were refinanced in June 1996 and replaced with a loan which bears interest at 7.55% and is due in payments of principal and interest of $58,572 with a balloon payment of $3,876,811 due at maturity in April 1999.

8.     Gain on Sale of Hotel Properties

       As discussed in Note 1, three of the four hotels (Hampton Inn in Detroit, MI, the Homewood Suite in Hartford, CT and the Holiday Inn in Winston-Salem, NC) were sold to Equity Inns, Inc. in May and June of 1996 for approximately $24 million. Accordingly, these three hotels are not included in the June 30, 1996 combined balance sheet and a gain of approximately $9.8 million has been recognized in the statement of revenues over expenses for the six months ended June 30, 1996. Additionally, the Hampton Inn in Chattanooga, TN was sold to Equity Inn, Inc. on July 22, 1996.

                               EQUITY INNS, INC.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      for the Year Ended December 31, 1995
         (Unaudited, amounts in thousands except for per share amounts)



                                                     Current Hotels                              Acquisition Hotels
                                     ------------------------------------------------   ------------------------------------
                                                    Prior to
                                                  Acquisition
                                      Historical    By the       Pro Forma      Pro         PCW        Additional   Scottsdale
                                       Company    Company (A)    Adjustments   Forma     Hotels (B)    Hotels (B)   Hotel (C)
                                     ----------   -----------    -----------   -----     ----------    ----------   ---------
Revenue
  Percentage lease revenue (D)         $24,101       $8,344        $           $32,445     $4,223        $1,955        $780
  Interest income (E)                       44                        (44)
                                        ------        -----         -----       ------     ------        ------         ---
    Total revenue                       24,145        8,344           (44)      32,445      4,223         1,955         780
                                        ------        -----         -----       ------     ------        ------         ---

Expenses
  Depreciation and
    amortization (F)                     6,904                      2,906        9,810
  Real estate and personal
    property taxes (G)                   2,158          636                      2,794        261           146         104
  Salaries                                 750                       (133)         617
  Amortization of loan
    costs (H)                              793                        535        1,328
  General and administrative (I)           688                         73          761
  Interest expense (J)                   3,701                       (538)       3,163
  Amortization of unearned
    directors' compensation (K)             31                                      31
  Rental expense                           107                                     107                      115
                                        ------        -----         -----       ------      -----        ------         ---
  Income before minority
    interest                             9,013        7,708        (2,887)      13,834      3,962         1,694         676
  Minority interest (L)                    502                                     415
                                        ------                                  ------
  Net income applicable to
    common shareholders                $ 8,511                                 $13,419
                                        ======                                  ======

  Net income per common share          $   .70                                 $   .57
                                        ======                                  ======

  Weighted average number of
    common shares outstanding           12,227                                  23,410
                                        ======                                  ======




                                        Acquisition Hotels
                                     -----------------------                    Current
                                                                                 Hotels
                                                                                  and
                                                                               Acquisition
                                       Pro Forma          Pro                     Hotels
                                      Adjustments        Forma                    Total
                                      -----------        -----                 -----------
Revenue
  Percentage lease revenue (D)          $                $6,958                   $39,403
  Interest income (E)
                                         ------           -----                    ------
    Total revenue                                         6,958                    39,403
                                         ------           -----                    ------

Expenses
  Depreciation and
    amortization (F)                      2,020           2,020                    11,830
  Real estate and personal
    property taxes (G)                                      511                     3,305
  Salaries                                  133             133                       750
  Amortization of loan
    costs (H)                               288             288                     1,616
  General and administrative (I)            165             165                       926
  Interest expense (J)                      684             684                     3,847
  Amortization of unearned
    directors' compensation (K)                                                        31
  Rental expense                                            115                       222
                                         ------           -----                    ------
  Income before minority
    interest                             (3,290)          3,042                    16,876
  Minority interest (L)                                                               506
                                                                                   ------
  Net income applicable to
    common shareholders                                                           $16,370
                                                                                   ======

  Net income per common share                                                     $   .70
                                                                                   ======

  Weighted average number of
    common shares outstanding                                                      23,410
                                                                                   ======


         See Notes to Pro Forma Consolidated Statements of Operations.

                               EQUITY INNS, INC.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     for the Six Months Ended June 30, 1996
          (Unaudited, amounts in thousands except for per share data)





                                             Current Hotels                          Acquisition Hotels
                                 ------------------------------------------  ----------------------------------
                                  Historical      Pro Forma                     PCW      Additional  Scottsdale
                                   Company       Adjustments      Pro Forma  Hotels (B)  Hotels (B)   Hotel (C)
                                 -----------     -----------      ---------  ---------- -----------  ----------
Revenue
  Percentage lease revenue (D)      $16,557                        $16,557      $1,805        $337        $390
  Interest income (E)                    79           $ (79)
                                    -------            ----         ------       -----         ---         ---
      Total revenue                  16,636             (79)        16,557       1,805         337         390
                                    -------            ----         ------       -----         ---         ---

Expenses
  Depreciation and
    amortization (F)                  4,897               8          4,905
  Real estate and personal
    property taxes (G)                1,593              61          1,654         135          45          52
  Salaries                              440             (79)           361
  Amortization of loan
    costs (H)                           789            (125)           664
  General and administrative (I)        586            (105)           481
  Interest expense (J)                2,096            (609)         1,487
  Amortization of unearned
    directors' compensation (K)          15                             15
  Rental expense                         96                             96                      23
                                    -------            ----         ------       -----      ------         ---
  Income before minority
    interest                          6,124             770          6,894       1,670         269         338
  Minority interest (L)                 192                            207
                                    -------                         ------
  Net income applicable to
    common shareholders             $ 5,932                        $ 6,687
                                     ======                         ======

  Net income per common share       $   .32                        $   .29
                                     ======                         ======

  Weighted average number of
    common shares outstanding        18,366                         23,410
                                     ======                         ======



                                   Acquisition Hotels      Current
                                -----------------------     Hotels
                                                             and
                                                         Acquisition
                                 Pro Forma         Pro      Hotels
                                Adjustments       Forma     Total
                                -----------       -----  -----------
Revenue
  Percentage lease revenue (D)     $            $2,532      $19,089
  Interest income (E)
                                    ------       -----       ------
      Total revenue                              2,532       19,089
                                    ------       -----       ------

Expenses
  Depreciation and
    amortization (F)                 1,010       1,010        5,915
  Real estate and personal
    property taxes (G)                             232        1,886
  Salaries                              79          79          440
  Amortization of loan
    costs (H)                          144         144          808
  General and administrative (I)       105         105          586
  Interest expense (J)                 321         321        1,808
  Amortization of unearned
    directors' compensation (K)                                  15
  Rental expense                                    23          119
                                    ------       -----       ------
  Income before minority
    interest                        (1,659)        618        7,512
  Minority interest (L)                                         225
                                                             ------
  Net income applicable to
    common shareholders                                     $ 7,287
                                                             ======

  Net income per common share                               $   .31
                                                             ======

  Weighted average number of
    common shares outstanding                               $23,410
                                                             ======






         See Notes to Pro Forma Consolidated Statements of Operations.

                              EQUITY INNS, INC.
           NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS


(A) Represents historical results of operations of the Current Hotels acquired by the Company subsequent to the beginning of the historical periods presented as adjusted by the provisions of the lease agreement with the Lessee and the Percentage Lease agreements with the Company. The Current Hotels consist of and were acquired as follows:

            Hotel                          Location                          Acquisition Date
            -----                          --------                          ----------------
           Hampton Inn                     Albany, NY                        March 1994
           Hampton Inn                     Cleveland, OH                     March 1994
           Hampton Inn                     College Station, TX               March 1994
           Hampton Inn                     Columbus, GA                      March 1994
           Hampton Inn                     Fort Worth, TX                    March 1994
           Hampton Inn                     Little Rock, AR                   March 1994
           Hampton Inn                     Louisville, KY                    March 1994
           Hampton Inn                     Sarasota, FL                      March 1994
           Hampton Inn                     Ann Arbor, MI                     April 1994
           Comfort Inn                     Enterprise, AL                    May 1994
           Hampton Inn                     Gurnee, IL                        June 1994
           Hampton Inn                     Traverse City, MI                 June 1994
           Hampton Inn                     Arlington, TX                     July 1994
           Residence Inn                   Eagan, MN                         September 1994
           Residence Inn                   Tinton Falls, NJ                  September 1994
           Hampton Inn                     Meriden, CT                       September 1994
           Hampton Inn                     Milford, CT                       September 1994
           Hampton Inn                     Beckley, WV                       November 1994
           Holiday Inn                     Bluefield, WV                     November 1994
           Hampton Inn                     Gastonia, NC                      November 1994
           Hampton Inn                     Morgantown, WV                    November 1994
           Holiday Inn                     Oak Hill, WV                      November 1994
           Hampton Inn                     Shelby, NC                        November 1994
           Holiday Inn Express             Wilkesboro, NC                    November 1994
           Hampton Inn                     Naperville, IL                    December 1994
           Hampton Inn                     State College, PA                 January 1995
           Comfort Inn                     Rutland, VT                       June 1995
           Hampton Inn                     Cleveland, TN                     July 1995
           Hampton Inn                     Fayetteville, N.C.                September 1995
           Hampton Inn                     Indianapolis, IN                  September 1995
           Hampton Inn                     Jacksonville, FL                  September 1995
           Holiday Inn                     Mt. Pleasant, S.C.                September 1995
           Hampton Inn                     Scranton, PA                      September 1995
           Comfort Inn                     Jacksonville Beach, FL            November 1995
           Hampton Inn                     Austin, TX                        December 1995
           Hampton Inn                     Garland, TX                       December 1995
           Residence Inn                   Omaha, NB                         December 1995

                               EQUITY INNS, INC.
      NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS, Continued


(B) Represents historical results of operations of the Acquisition Hotels as adjusted by the provisions of the lease agreements with the Lessee and the Percentage Lease agreements with the Company. The Acquisition Hotels consist of and were acquired as follows:

           PCW Hotels:
             Hampton Inn                   Detroit, MI                       May 1996
             Homewood Suites               Hartford, CT                      May 1996
             Holiday Inn                   Winston-Salem, NC                 June 1996
             Hampton Inn                   Chattanooga, TN                   July 1996

           Additional Hotels:
             Hampton Inn                   Knoxville, TN                     February 1996
             Hampton Inn                   Glen Burnie, MD                   March 1996
             Residence Inn                 Madison, WI                       June 1996


         For the six months ended June 30, 1996, amounts represent historical results adjusted as described above from January 1, 1996 until the date of acquisition by the Company. Results from the date of acquisition through June 30, 1996 are included in the historical Company column of the pro forma consolidated statement of operations for the six months ended June 30, 1996.

(C) Represents information for the Hampton Inn in Scottsdale, AZ (the "Scottsdale Hotel"). This hotel was in development during the year ended December 31, 1995 and the six months ended June 30, 1996 and had no operations until acquisition by the Company in July 1996. Percentage lease revenue represents the base minimum rent required under the percentage lease since the hotel had no operations during the year ended December 31, 1995 and the six months ended June 30, 1996.


(D) Represents historical and pro forma lease revenue from the Lessee to the Partnership calculated by applying the rent provisions of the Percentage Leases to the historical room revenues of all the Hotels. Also includes $350 and $184 for the year ended December 31, 1995, and the six months ended June 30, 1996, respectively, relating to food and beverage operations.

(E) Represents the elimination of historical interest income earned on excess cash.

(F) Represents depreciation on the hotel properties and amortization of franchise fees and loan costs. Depreciation is computed based upon estimated useful lives of 31 years for buildings and improvements and 7 years for furniture, fixtures and equipment, respectively. These estimated useful lives are based on management's knowledge of the properties and the hotel industry in general. Amortization of franchise fees is computed using the straight-line method over the lives of the franchise agreements which range from 10 to 15 years.

                               EQUITY INNS, INC.
      NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS, Continued

         The depreciation pro forma adjustment for the year ended December 31, 1995 is as follows:

                                                                                Buildings         Furniture
                                                                                   and           Fixtures and
                                                                              Improvements        Equipment
                                                                              ------------      -------------
         Prior to Acquisition by the Company:
           Cost                                                                   $185,564            $30,526
           Depreciation expense                                                      1,470              1,401

         PCW Hotels:
           Cost                                                                     23,439              2,775
           Depreciation expense                                                        756                405

         Additional Hotels:
           Cost                                                                     11,884                913
           Depreciation expense                                                        383                131

         Scottsdale Hotel:
           Cost                                                                      6,566                715
           Depreciation expense                                                        212                103

         Pro forma depreciation for the six months ended June 30, 1996 is computed in a similar manner as the year ended December 31, 1995 pro forma depreciation expense. The Company's net investment in hotel properties in the PCW Hotels, Additional Hotels, and Scottsdale Hotel acquisitions is approximately $33 million, $14 million and $9 million, respectively, of which $7 million, $1 million, $2 million, respectively, is allocated to land.

         Total pro forma adjustments for amortization of franchise fees for the year ended December 31, 1995 were approximately $65. Pro forma franchise fees for the six months ended June 30, 1996 is computed in a similar manner as the year ended December 31, 1995 pro forma amortization expense.

(G) Pro forma real estate and personal property tax ($3,305) and rental expense ($222) for the year ended December 31, 1995 represent expenses to be paid by the Partnership. Such amounts were derived from historical amounts paid with respect to the hotels. The six months ended June 30, 1996 real estate and personal property and rental expenses are computed in a similar manner as the year ended December 31, 1995 pro forma adjustments.

                               EQUITY INNS, INC.
      NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS, Continued

(H) Represents amortization of loan costs. Amortization of loan costs is computed using the straight-line methods over the commitment of the related debt instrument.

(I) Pro forma general and administrative expenses for the year ended December 31, 1995 represent professional fees ($375), franchise taxes and insurance $(305) and other expenses ($246). These amounts are based on historical general and administrative expenses as well as probable 1996 expenses. The six months ended June 30, 1996 expenses are computed in a similar manner as the year ended December 31, 1995 pro forma adjustments.

(J) Pro forma interest expense is computed based on the borrowings outstanding for the respective periods multiplied by the applicable interest rate as stated in the applicable debt instrument. The Company's borrowings include variable rate debt instruments which include interest rates primarily based on LIBOR plus 1.75%. The Company has the option to choose the 30-day, 60-day or 90-day LIBOR contract rate. Pro forma interest expense is based on the 30-day contract rate and is calculated as follows:

                                                        Year Ended                   Six Months Ended
                                                    December 31, 1995                 June 30, 1996
                                                    -----------------               -----------------
         Debt                                             $50,285                          $50,285
         Weighted average
           interest rate                                     7.65%                            7.19%

         Interest expense                                  $3,847                           $1,808


         If the variable interest rate debt above increased or decreased by 1/8%, net income (after adjusting minority interest expense) would increase or decrease by $63 and $32 for the year ended December 31, 1995 and the six months ended June 30, 1996, respectively.

(K) Represents amortization of unearned directors' compensation (15,000 shares at $10.00 per share issued on March 1, 1994) amortized ratably over five years.


(L) Calculated as approximately 3.0% of income before minority interest for pro forma results of operations for all Hotels for all periods presented.

                               EQUITY INNS, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 June 30, 1996
                       (Unaudited, amounts in thousands)


                                                                                  Pro Forma
                                                          Historical             Adjustments        Pro Forma
                                                          ----------             -----------        ---------
ASSETS

Investment in hotel properties, net                        $263,602              $18,485 (A)        $282,087
Cash and cash equivalents                                        27                                       27
Due from Lessee                                               5,016                                    5,016
Deferred expenses, net                                        3,803                                    3,803
Prepaid expenses and other assets                               492                                      492
                                                            -------               ------             -------
      Total assets                                         $272,940              $18,485            $291,425
                                                            =======               ======             =======

LIABILITIES AND SHAREHOLDERS' EQUITY

Debt                                                       $ 31,877              $18,485 (B)        $ 50,362
Accounts payable, trade and accrued
  expenses                                                    2,987                                    2,987
Distributions payable                                         6,758                                    6,758
Minority interest in Partnership                              6,940                                    6,940
                                                            -------               ------             -------
      Total liabilities                                      48,562               18,485              67,047
                                                            -------               ------             -------

Shareholders' Equity:
  Common stock                                                  234                                      234
  Additional paid-in capital                                235,208                                  235,208
  Unearned officers' and directors'
    compensation                                                (78)                                     (78)
  Predecessor basis assumed                                  (1,264)                                  (1,264)
  Distributions in excess of
    net earnings                                             (9,722)                                  (9,722)
                                                            -------               ------             -------
      Total shareholders' equity                            224,378                                  224,378
                                                            -------               ------             -------
      Total liabilities and
        shareholders' equity                               $272,940              $18,485            $291,425
                                                            =======               ======             =======


(A) Increase represents the purchases of the Chattanooga Hotel ($9,000), and the Scottsdale Hotel ($9,485). All other acquisitions were completed prior to June 30, 1996 and are thus included in the Company's historical amounts.

(B) Increase represents $18,485 of borrowings on the line of credit to fund the purchases of the Chattanooga Hotel and the Scottsdale Hotel and related transactions.

                              TRUST LEASING, INC.

                       PRO FORMA STATEMENT OF OPERATIONS
                      for the Year Ended December 31, 1995
                           (Unaudited, in thousands)







                                               Current Hotels                          Acquisition Hotels
                                -------------------------------------------------   ----------------------
                                               Prior to
                                             Acquisition
                                 Historical    By the       Pro Forma        Pro        PCW     Additional
                                  Company    Company (A)   Adjustments      Forma      Hotels     Hotels
                                ----------   -----------   -----------      -----   ----------  ----------
Revenue
  Room revenue                    $52,585       $18,118                  $70,703      $ 9,230      $5,025
  Food and beverage
   revenue                          1,543           722                    2,265          432
  Other revenue                     2,363         1,014                    3,377          507         225
                                   ------        ------                   ------       ------       -----
      Total revenue                56,491        19,854                   76,345       10,169       5,250
                                   ------        ------                   ------       ------       -----

Expenses
  Property operating
    costs and expenses             12,713         4,430       (229)(B)    16,914        2,387       1,451
  Food and beverage                 1,216           521                    1,737          333
  General and
   administrative                   4,215         2,568       (878)(C)     5,905          907         796
  Management fees
  Franchise fees                    4,122         1,125                    5,247          489         307
  Advertising and promotion         1,619           723                    2,342          349         223
  Utilities                         2,773         1,172                    3,945          556         272
  Repairs and maintenance           2,197           716                    2,913          488         318
  Taxes, insurance and
    other                             634         1,065       (780)(E)       919          569         195
  Consulting fee                    1,000                                  1,000
  Interest expense                                2,758     (2,758)(F)                    739         322
  Depreciation and
    amortization                                  1,080     (1,080)(G)                  1,157          23
  Percentage lease
    expenses                       24,101                    8,344 (H)    32,445
  Lessee overhead
    expense                           744                      181 (I)       925
                                   ------        ------     ------        ------       ------       -----

    Total expenses                 55,334        16,158      2,800        74,292        7,974       3,907
                                   ------        ------     ------        ------       ------       -----

    Net income (loss)             $ 1,157       $ 3,696    $(2,800)      $ 2,053      $ 2,195      $1,343
                                   ======        ======     ======        ======       ======       =====






                                       Acquisition Hotels          Current
                                     -----------------------        Hotels
                                                                     and
                                                                 Acquisition
                                      Pro Forma          Pro        Hotels
                                     Adjustments        Forma       Total
                                     -----------        -----    -----------
Revenue
  Room revenue                                       $14,255        $84,958
  Food and beverage
   revenue                                               432          2,697
  Other revenue                                          732          4,109
                                                      ------         ------
      Total revenue                                   15,419         91,764
                                                      ------         ------

Expenses
  Property operating
    costs and expenses                  (121)(B)       3,717         20,631
  Food and beverage                                      333          2,070
  General and
   administrative                       (371)(C)       1,332          7,237
  Management fees                        107 (D)         107            107
  Franchise fees                                         796          6,043
  Advertising and promotion                              572          2,914
  Utilities                                              828          4,773
  Repairs and maintenance                                806          3,719
  Taxes, insurance and
    other                               (407)(E)         357          1,276
  Consulting fee                                                      1,000
  Interest expense                    (1,061)(F)
  Depreciation and
    amortization                      (1,180)(G)
  Percentage lease
    expenses                           6,958 (H)       6,958         39,403
  Lessee overhead
    expense                              200 (I)         200          1,125
                                      ------          ------         ------

    Total expenses                     4,125          16,006         90,298
                                      ------          ------         ------

    Net income (loss)                $(4,125)        $  (587        $ 1,466
                                      ======          ======         ======



                See Notes to Pro Forma Statements of Operations.

                              TRUST LEASING, INC.

                       PRO FORMA STATEMENT OF OPERATIONS
                     for the Six Months Ended June 30, 1996
                           (Unaudited, in thousands)






                                            Current Hotels                    Acquisition Hotels
                                            --------------    ------------------------------------------------------
                                                                                                                           Total
                                                                                                                          Current
                                                                            Historical                                      and
                                                Historical         PCW      Additional    Pro Forma             Pro     Acquisition
                                                 Company         Hotels       Hotels     Adjustments           Forma      Hotels
                                               -----------    ------------  ----------   -----------           -----   ------------
Revenue
  Room revenue                                    $36,645          $4,278      $1,158   $                    $5,436        $42,081
  Food and beverage
    revenue                                         1,140             232                                       232          1,372
  Other revenue                                     1,627             200          64                           264          1,891
  Gain on sale of hotel properties                                  9,787                 (9,787)
                                                   ------          ------       -----    -------              -----         ------
      Total revenue                                39,412          14,497       1,222     (9,787)             5,932         45,344
                                                   ------          ------       -----    -------              -----         ------

Expenses
  Property operating
    costs and expenses                              8,687           1,201         401        (24)(B)          1,578         10,265
  Food and beverage                                   932             167                                       167          1,099
  General and
    administrative                                  2,513             447         200       (161)(C)            486          2,999
  Management fees                                                                             70 (D)             70             70
  Franchise fees                                    2,889             233          73                           306          3,195
  Advertising and promotion                         1,182             177          58                           235          1,417
  Utilities                                         2,100             266          90                           356          2,456
  Repairs and maintenance                           1,613             317         136                           453          2,066
  Taxes, insurance and
    other                                             452             228          56       (182)(E)            102            554
  Consulting fee                                      500                                                                      500
  Interest expense                                                    432          61       (493)(F)
  Depreciation and
    amortization                                                      531          32       (563)(G)
  Percentage lease
    expenses                                       16,557                                  2,532              2,532         19,089
  Lessee overhead
    expense                                           557                                      6                  6            563
                                                   ------          ------       -----    -------              -----         ------

    Total expenses                                 37,982           3,999       1,107      1,185              6,291         44,273
                                                   ------          ------       -----    -------              -----         ------

    Net income (loss)                             $ 1,430         $10,498      $  115   $(10,972)            $ (359)       $ 1,071
                                                   ======          ======       =====    =======              =====         ======


                See Notes to Pro Forma Statements of Operations.

                              TRUST LEASING, INC.
                   NOTES TO PRO FORMA STATEMENT OF OPERATIONS


(A) Represents the historical results of operations of the Current Hotels acquired by the Company subsequent to the beginning of the historical periods presented.

(B) Reflects the elimination of historical rental expense where rental obligations were not assumed by the Company upon acquisition.

(C)      Represents the elimination of historical management fees.

(D) Represents pro forma management fees paid to Promus under management contracts for two of the Acquisition Hotels.

(E) Reflects the elimination of historical real estate and personal property taxes and property insurance which is to be paid by the Partnership.

(F) Reflects the elimination of historical interest expense. Any future interest expense related to Debt will be paid by the Partnership.

(G) Reflects the elimination of historical depreciation and amortization which is to be recorded by the Partnership.

(H) Represents lease expenses calculated on a pro forma basis by applying the rent provisions of the Percentage Leases to the historical room revenues and historical food and beverage revenues of the Hotels.
         Also includes minimum base rents associated with the Scottsdale hotel.

(I) Represent lessee overhead expenses (estimated at $24 per hotel) based on historical administrative and general expenses as well as probable 1996 expenses.

(J) As supplemental information, the following condensed financial information for each acquisition for the period prior to acquisition by the Company is presented for the year ended December 31, 1995


                                                                            Depreciation
                                              Date of           Room             and         Interest           Income
                                            Acquisition        Revenue      Amortization     Expense            (Loss)
                                            -----------        -------      ------------     --------           ------
Current Hotels:
  State College, PA                            January 1995
  Rutland, VT                                  June 1995      $   708                         $   76           $  (14)
  Cleveland, TN                                July 1995          333              $ 41           28               43
  Fayetteville, NC                             September 1995   1,162               133          254           $  144
  Indianapolis, IN                             September 1995   1,606               132          408              217
  Jacksonville, FL                             September 1995   1,228               112          294              118
  Mount Pleasant, SC                           September 1995   2,071               211          650               92
  Austin, TX                                   December 1995    2,240                                             928
  Garland, TX                                  December 1995    1,822                                             705
  Scranton, PA                                 September 1995   1,937               192          404              214
  Jacksonville Beach, FL                       November 1995    3,131               259          327              934
  Omaha, NE                                    December 1995    1,880                            317              315
                                                               ------             -----        -----            -----

      Totals                                                  $18,118            $1,080       $2,758           $3,696
                                                               ======             =====        =====            =====

Acquisition Hotels:
  PCW Hotels:
    Detroit, MI                                May 1996        $ 2,004           $  257       $    9           $  702
    Hartford, CT                               May 1996          3,026              532                           985
    Winston-Salem, NC                          June 1996         2,016              222          466              (44)
    Chattanooga, TN                            July 1996         2,184              146          264              552
                                                                ------            -----        -----            -----
                                                                 9,230            1,157          739            2,195
                                                                ------            -----        -----            -----

Additional Hotels:
  Knoxville, TN                                February 1996    1,587                23          322              192
  Glen Burnie, TN                              March 1996       2,038                                             751
  Madison, WI                                  June 1996        1,400                                             400
                                                               ------             -----        -----            -----
                                                                5,025                23          322            1,343
                                                               ------             -----        -----            -----

      Totals                                                  $14,255            $1,180       $1,061           $3,538
                                                               ======             =====        =====            =====

                              TRUST LEASING, INC.
             NOTES TO PRO FORMA STATEMENT OF OPERATIONS, Continued

As supplemental information, the following condensed financial information for each acquisition for the period prior to acquisition by the Company is presented for the six months ended June 30, 1996.




                                                                            Depreciation
                                              Date of           Room            and          Interest           Income
                                            Acquisition        Revenue      Amortization     Expense            (Loss)
                                            -----------        -------      ------------     --------           ------
Acquisition Hotels:
  PCW Hotels:
    Detroit, MI                                May 1996         $  886              $106                         $334
    Hartford, CT                               May 1996          1,299               221                          436
    Winston-Salem, NC                          June 1996         1,050               131         $233             (13)
    Chattanooga, TN                            July 1996         1,043                73          199             (46)
                                                                 -----               ---          ---             ---
                                                                 4,278               531          432             711
                                                                 -----               ---          ---             ---

Additional Hotels:
  Knoxville, TN                                February 1996       191                 4           46             (11)
  Glen Burnie, MD                              March 1996          349                28           15              40
  Madison, WI                                  June 1996           618                                             86
                                                                 -----               ---          ---             ---
                                                                 1,158                32           61             115
                                                                 -----               ---          ---             ---

      Totals                                                    $5,436              $563         $493            $826
                                                                 =====               ===          ===             ===

                                EXHIBIT INDEX



Exhibit No. and Description:

23.1  Consent of Coopers & Lybrand L.L.P.



                                      28